UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2010

Date of Report (date of earliest event reported):

THE HERSHEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive Hershey, Pennsylvania	17033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2010, The Hershey Company (the “Registrant”) closed its previously announced public offering of $350,000,000 aggregate principal amount of 4.125% Notes due 2020 (the “Notes”). The Notes were issued under an indenture with U.S. Bank National Association, as trustee, dated as of May 14, 2009. The form of Note is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01	Other Events.

Expiration of the Tender Offer for 6.95% Notes

On December 15, 2010, the Registrant issued a press release announcing the expiration of its previously announced tender offer to purchase for cash any and all of its $150,000,000 outstanding principal amount of 2012 Notes specified in the offer to purchase dated December 8, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Global Note representing the Registrant’s 4.125% Notes due December 1, 2020

99.1	Press Release dated December 15, 2010 announcing the expiration of the cash tender offer for 6.95% notes due 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010

THE HERSHEY COMPANY
(Registrant)

By:	/S/ BURTON H. SNYDER
Burton H. Snyder
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Form of Global Note representing the Registrant’s 4.125% Notes due December 1, 2020

99.1	Press Release dated December 15, 2010 announcing the expiration of the cash tender offer for 6.95% notes due 2012

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